                                                                   EXHIBIT 99.1

N E W S   R E L E A S E

SUBJECT:          HAVERTY FURNITURE
                  -----------------
                  REPORTS RESULTS FOR FIRST QUARTER 2004

ATLANTA, GEORGIA, APRIL 28, 2004 -- HAVERTY FURNITURE COMPANIES, INC. (NYSE: HVT and HVT.A) today reported earnings for the first quarter ended March 31, 2004. Net income for the first quarter was $6.2 million or $0.27 per diluted share, a 25.6% and 22.7% increase, respectively, compared to the first quarter 2003 net income of $4.9 million or $0.22 per diluted share.

As previously reported, net sales for the first quarter of 2004 were $190.3 million, an increase of 8.5% over sales of $175.4 million for the corresponding quarter in 2003. Comparable-store sales increased 4.0% for the quarter.

Clarence H. Smith, president and chief executive officer, said, "We are pleased to report a 22.7% increase in earnings per share for the first quarter. Our pricing discipline, merchandising strategy and efforts to leverage all aspects of our business contributed to these results. The primary driver however is sales, and we are optimistic that the recently improving economic news and strong housing activity will fuel our customers' desires for new home furnishings.

"Our Havertys Collections merchandise boosted our gross profit margin and sales in the first quarter. We have increased the number of Havertys branded products and added Havertys Collections Premium to our merchandise mix. Sales of our Havertys branded products were more than double that of last year's first quarter and are now approximately 31% of our total sales. Our more disciplined and consistent pricing methods implemented during 2003 also contributed to our improved margins. On a comparable basis, gross profit margin increased 70 basis points over last year's quarter.

"As we first noted in our 2003 year-end earnings release and discussed in our 2003 Form 10-K, the impact of the changes in the accounting rules for the classification of vendor allowances for advertising or rebates would be more pronounced beginning in 2004. This change in classification increased gross profits by $3.4 million, or 180 basis points, and increased SG&A expenses by the same amount.

"We make available to our customers various financings options, including some through a third-party finance company. As the popularity of the third-party programs has increased, the level of our accounts receivables has decreased. Accordingly, our credit service charge revenue is lower than last year. The total amounts financed by our customers under all programs decreased during the first quarter to 42% of sales from 46% last year. Our provision for bad debts is $0.4 million lower this year due to the decline in receivables and favorable collection trends.

"SG&A expenses were flat as a percent of sales on a comparable basis. We did have modest improvements in occupancy, warehouse and delivery expenses as a percent of sales.


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NEWS RELEASE - April 28, 2004
HAVERTY FURNITURE COMPANIES, INC.                                        Page 2

"We have announced our expansion plans into Cincinnati, Ohio and the additional stores to be opened in the Metro-DC and San Antonio markets. Our Florida distribution center is currently under construction and is scheduled to open this fall. We are excited about our growth programs that will extend our reach and continue to strengthen our presence in key markets by investing in great locations and the distribution network needed to efficiently support that growth."

Havertys is a full-service home furnishings retailer with 113 showrooms in 15 southern and central states providing its customers with a wide selection of quality merchandise in middle- to upper-middle price ranges. Additional information is available on the Company's website at www.havertys.com.

This release includes forward-looking statements, which are subject to risks and uncertainties. Factors that might cause actual results to differ materially from future results expressed or implied by such forward-looking statements include, but are not limited to, general economic conditions, the consumer spending environment for large ticket items, competition in the retail furniture industry and other uncertainties detailed from time to time in the Company's reports filed with the SEC.

The company will sponsor a conference call Wednesday, April 28, 2004 at 10:00 a.m. Eastern Daylight Time to review the first quarter. Listen-only access to the call is available via the web at havertys.com (For Investors) and at streetevents.com (Individual Investor Center), both live and for a limited time, on a replay basis.


                                                                  more. . . . .

NEWS RELEASE - April 28, 2004
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES                       Page 3

                  Condensed Consolidated Statements of Income
                  (Amounts in thousands except per share data)
                                  (Unaudited)

                                                                                                 Three Months Ended
                                                                                                      March 31,
                                                                                          -------------------------------
                                                                                             2004                 2003
                                                                                          ---------             ---------
Net sales                                                                                 $ 190,301             $ 175,380
Cost of goods sold                                                                           92,339                89,468
                                                                                          ---------             ---------
     Gross profit                                                                            97,962                85,912

Credit service charges                                                                        1,304                 1,892
                                                                                          ---------             ---------
     Gross profit and other revenue                                                          99,266                87,804

Expenses:
     Selling, general and administrative                                                     88,791                78,616
     Interest                                                                                 1,125                 1,133
     Provision for doubtful accounts                                                            131                   573
     Other (income) expense, net                                                              (589)                 (355)
                                                                                          ---------             ---------
         Total expenses                                                                      89,458                79,967
                                                                                          ---------             ---------

Income before income taxes                                                                    9,808                 7,837

Income taxes                                                                                  3,658                 2,939
                                                                                          ---------             ---------

     Net income                                                                           $   6,150             $   4,898
                                                                                          =========             =========

Weighted average shares - basic                                                              22,451                21,827
Weighted average shares - assuming dilution                                                  23,185                21,920

Basic earnings per share                                                                  $    0.27             $    0.22
Diluted earnings per share                                                                $    0.27             $    0.22


                                                                  more. . . . .

NEWS RELEASE - April 28, 2004
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES                       Page 4

                     Condensed Consolidated Balance Sheets
                             (Amounts in thousands)
                                  (Unaudited)

                                                                                  March 31,        December 31,         March 31,
                                                                                    2004               2003               2003
                                                                                 ----------         ----------         ----------
Assets
       Cash and cash equivalents                                                 $   39,535        $    31,591        $     3,051
       Accounts receivable,
             net of allowance                                                        87,522             97,654            114,749
       Inventories at LIFO cost                                                     109,604            106,264            120,441
       Other current assets                                                          12,729             15,578             10,008
                                                                                 ----------         ----------         ----------
             Total Current Assets                                                   249,390            251,087            248,249

       Property and equipment, net                                                  170,253            171,546            140,406
       Other assets                                                                   9,615             10,569              9,637
                                                                                 ----------         ----------         ----------
                   Total Assets                                                  $  429,258         $  433,202         $  398,292
                                                                                 ==========         ==========         ==========

Liabilities and Stockholders' Equity
       Notes payable to banks                                                    $       --         $       --         $       --
       Accounts payable and
             accrued expenses                                                        78,939             87,770             74,763
       Current portion of long-term debt                                             13,481             13,528             11,163
                                                                                 ----------         ----------         ----------
                   Total Current Liabilities                                         92,420            101,298             85,926

       Long-term debt and capital
             lease obligations                                                       63,547             65,402             73,039
       Other liabilities                                                             14,258             13,766             10,709
       Stockholders' equity                                                         259,033            252,736            228,618
                                                                                 ----------         ----------         ----------
                   Total Liabilities and
                   Stockholders' Equity                                          $  429,258         $  433,202         $  398,292
                                                                                 ==========         ==========         ==========


                                                                  more. . . . .

NEWS RELEASE - April 28, 2004
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES                       Page 5

                Condensed Consolidated Statements of Cash Flows
                             (Amounts in thousands)
                                  (Unaudited)

                                                                                                    Quarter Ended March 31,
                                                                                                      2004           2003
                                                                                                   ---------       --------
OPERATING ACTIVITIES
Net Income                                                                                         $   6,150       $  4,898
Adjustments to reconcile net income to net cash provided by
   operating activities:
      Depreciation and amortization                                                                    4,774          4,229
      Provision for doubtful accounts                                                                    131            573
      Loss (gain) on sale of property and equipment                                                      103            (13)

Changes in operating assets and liabilities                                                              424           (976)
                                                                                                   ---------       --------

           NET CASH PROVIDED BY OPERATING ACTIVITIES                                                  11,582          8,711
                                                                                                   ---------       --------
INVESTING ACTIVITIES
Capital expenditures                                                                                  (4,486)        (6,885)
Purchases of properties previously under leases                                                           --         (4,238)
Proceeds from sale of property and equipment                                                             902            704
Other investing activities                                                                             1,790            518
                                                                                                   ---------       --------

           NET CASH USED IN INVESTING ACTIVITIES                                                      (1,794)        (9,901)
                                                                                                   ---------       --------
FINANCING ACTIVITIES
Net increase (decrease) in borrowings under
   revolving credit facilities                                                                           --          5,100
Payments on long-term debt and capital lease obligations                                              (1,902)        (3,396)
Treasury stock acquired                                                                                   --           (245)
Proceeds from exercise of stock options                                                                1,381            271
Dividends paid                                                                                        (1,379)        (1,233)
Other financing activities                                                                                56            (20)
                                                                                                   ---------       --------

           NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                                        (1,844)           477
                                                                                                   ---------       --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                       7,944           (713)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                      31,591          3,764
                                                                                                   ---------       --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                         $  39,535       $  3,051
                                                                                                   =========       ========

                                   # # # # #

                     Contact: Dennis L. Fink, EVP & CFO or
                  Jenny Hill Parker, VP, Secretary & Treasurer
                                  404-443-2900